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                                                                    Exhibit 5.1


                                 June 18, 1999

Coastal Community Group, Inc.
255 Palm Avenue
Miami Beach, FL 33139

         RE:      COASTAL COMMUNITY GROUP, INC.
                  SEC File No. 333-75033

Ladies and Gentlemen:

         We have acted as counsel to COASTAL COMMUNITY GROUP, INC., a Florida corporation (the "Company"), in connection with the proposed issuance and sale of the following securities registered on a Form SB-2 Registration Statement, SEC File No. 333- 75033, as amended (the "Registration Statement"), filed with the U.S. Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, (the "Act"):

         1. A maximum of 1,000,000 shares of Common Stock, $.01 Par Value Per Share.

         In rendering the opinion expressed herein, we have obtained from officers of the Company certificates, agreements and assurances and have examined and identified to our satisfaction, originals or copies of such other certificates, agreements and other assurances as we considered necessary for the purposes of rendering the opinion hereinafter expressed.

         We have also consulted with officers and directors of the Company and have obtained such representations with respect to the matters of fact as we have deemed necessary or advisable for purposes of rendering the opinion hereinafter expressed. We have not independently verified the factual statements made to us in connection therewith, nor the veracity of such representations.

         After the Commission has declared the Registration Statement to be effective (such Registration Statement as is finally declared effective and the form of Prospectus contained therein being hereinafter referred to as the "Registration Statement" and the "Prospectus," respectively) and when the applicable provisions of the "Blue Sky" or other


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Coastal Community Group, Inc.
June 17, 1999
Page 2

state securities laws shall have been complied with, the Company's securities covered by the Registration Statement, upon receipt of payment therefor, will constitute legally issued securities of the Company, fully paid and non-assessable.

         We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference of this law firm in the Prospectus under the heading "Legal Matters." In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under
Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

                           Very truly yours,

                           GUNSTER, YOAKLEY, VALDES-FAULI & STEWART, P.A.